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                                                             Exhibit (10)(d)(vi)


                               HARRIS CORPORATION
                            2000 STOCK INCENTIVE PLAN
                       RESTORATION STOCK OPTION AGREEMENT
                              TERMS AND CONDITIONS
                                 (AS OF 8/24/01)


         1. The Option - Terms and Conditions. Under and subject to the provisions of the Harris Corporation 2000 Stock Incentive Plan (as amended from time to time the "PLAN"), Harris Corporation (the "CORPORATION") has granted to the Employee a Non-Qualified Stock Option (the "OPTION") to purchase such number of shares of Common Stock of the Corporation at the designated price per share as set forth in writing by the Corporation to the Employee. Such grant is subject to the following Terms and Conditions (together with the Corporation's letter specifying the number of options and exercise price, the "AGREEMENT"):

            (a) Except as set forth in Sections 1(e), 2(b), or 2(d), the Option shall not be exercisable to any extent until and unless the Employee shall have remained continuously in the employ of the Corporation for six months from the grant date. The grant of the Option shall not limit or restrict the Corporation's rights to terminate the Employee's employment.

            (b) During the lifetime of the Employee, the Option shall be exercisable only by the Employee, and, except as otherwise set forth in Section 2, only while the Employee continues as an Employee of the Corporation.

            (c) Notwithstanding any other provision of these Terms and Conditions and the Agreement, the Option shall expire no later than the date designated in writing to the Employee by the Corporation (the "EXPIRATION DATE"), and shall not be exercisable thereafter.

            (d) The Option shall become exercisable after the end of six months from the grant date, at which time the Option shall be fully exercisable.

            (e) Upon a "change of control" of the Corporation (as defined in Section 11.1 of the Plan) any outstanding Option shall immediately become fully exercisable.

         2. Termination of Employment.

            (a) Termination of Employment. In the event of termination of employment with the Corporation other than as a result of circumstances described in Sections 2(b), (c), (d), (e), and (f) below, the Option, whether exercisable or not, shall terminate immediately upon termination of employment.

            (b) Death. Notwithstanding Section 1(d), in the event of the death of the Employee while employed by the Corporation, the Option shall immediately become fully vested and exercisable and shall be exercisable only within the twelve (12) months following the date of death, but no later than the Expiration Date. In the event of the death of the Employee following termination of or cessation of employment, the Option shall be exercisable only within the twelve
(12) months following the date of death, but no later than the Expiration Date and then only to the extent that the Option was exercisable on the day immediately prior to the date of the Employee's death. Following the death of the Employee, the Option may be exercised only by the executor or administrator of the Employee's estate or by the person or persons to whom the


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Employee's rights under the Option shall pass by the Employee's will or the laws of descent and distribution.

            (c) Disability. In the event of cessation of employment due to disability of the Employee (as determined by the Corporation) while employed by the Corporation, the Option shall be exercisable by the Employee until the Expiration Date and only to the extent that the Option was exercisable at the date of such cessation of employment.

            (d) Retirement. In the event of retirement of the Employee, the Option shall, if the retirement occurs after the Employee has reached age 55 and has ten or more years of full-time service with the Corporation, be exercisable by the Employee until the Expiration Date and only to the extent that the Option was exercisable at the date of such retirement. In the event of retirement of the Employee, the Option shall, if the retirement occurs after the Employee has reached age 62 and has ten or more years of full-time service with the Corporation, be exercisable by the Employee until the Expiration Date and shall, unless Section 2(b) is applicable, continue to become exercisable after such retirement according to the schedule set forth in Section 1(d).

            (e) Misconduct. In the event of termination of employment of the Employee by the Corporation for deliberate, willful or gross misconduct ("MISCONDUCT"), as determined by the Corporation, the Option shall be exercisable only by the Employee within one (1) month following such cessation of employment but no later than the Expiration Date and only to the extent that it was exercisable at the date of such cessation of employment.

            (f) Involuntary Termination. In the event of termination of employment of the Employee by the Corporation other than for Misconduct, the Option shall be exercisable only by the Employee within the three (3) months following such cessation of employment but no later than the Expiration Date and only to the extent that it was exercisable at the date of such cessation of employment.

         3. Exercise of Option. The Option may be exercised by delivering to the Corporation at the office of the Corporate Secretary (i) a written notice, signed by the person entitled to exercise the Option, stating the designated number of shares such person then elects to purchase, (ii) payment in an amount equal to the full purchase price of the shares to be purchased, and (iii) in the event the Option is exercised by any person other than the Employee, evidence satisfactory to the Corporation that such person has the right to exercise the Option. Payment shall be made (a) in cash, (b) in previously acquired shares of Common Stock of the Corporation, or (c) in any combination of cash and such shares. Shares tendered in payment of the purchase price which have been acquired through an exercise of a stock option shall have been held at least six months prior to exercise of the Option and shall be valued at the Fair Market Value. Upon the exercise of the Option, the Corporation shall issue and deliver to the Employee, one or more certificates for the shares in respect of which the Option shall have been so exercised. The Employee does not have any rights as a shareholder in respect of any shares as to which the Option shall not have been duly exercised and no rights as a shareholder shall exist prior to the proper exercise of such Option.

         4. Prohibition Against Transfer. The Option and rights granted by the Corporation under these Terms and Conditions and the Agreement are not transferable except to family members or trust by will or by the laws of descent and distribution, provided that the Option may not be so transferred to family members or trusts except as permitted by applicable law or regulations. Without limiting the generality of the foregoing, the Option may not be assigned or transferred except as aforesaid, pledged or hypothecated, shall not be assignable by operation of law, and shall not be subject to execution, attachment or similar process. Any attempted


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assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, or the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

         5. Employment by Parent, Subsidiary or Successor. For the purpose of these Terms and Conditions and the Agreement, employment by the Corporation, any Subsidiary of or a successor to the Corporation shall be considered employment by the Corporation.

         6. Board Committee. The Board Committee shall have authority, subject to the express provisions of the Plan as in effect from time to time, to construe these Terms and Conditions and the Agreement and the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to make all other determinations in the judgment of the Board Committee necessary or desirable for the administration of the Plan. The Board Committee may correct any defect or supply any omission or reconcile any inconsistency in these Terms and Conditions and the Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency.

         7. Incorporation of Plan Provisions. These Terms and Conditions and the Agreement are made pursuant to the Plan, the provisions of which are hereby incorporated by reference. Capitalized terms not otherwise defined herein have the meanings set forth in the Plan. In the event of a conflict between the terms of these Terms and Conditions and the Agreement and the Plan, the terms of the Plan shall govern.


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